EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         RE:      ALL AMERICAN SEMICONDUCTOR, INC.
                  REGISTRATION STATEMENT ON FORM S-8


As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of All American Semiconductor, Inc. of our report dated March 2, 2001 relating to the consolidated financial statements of All American Semiconductor, Inc. and its subsidiaries for the fiscal year ended December 31, 2000 included in the Annual Report on Form 10-K of All American Semiconductor, Inc. for the fiscal year ended December 31, 2000 and to all references to our firm included in such Registration Statement.


April 13, 2001
New York, New York


                                          /s/ LAZAR LEVINE & FELIX LLP
                                          -------------------------------
                                          Lazar Levine & Felix LLP